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                                                                      EXHIBIT 99

                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No.: 333-[  ]

                                 eSYLVAN, INC.

                              Supplement No. [  ]
                      to the Prospectus dated [  ], 2000

                                 [   ] Shares
                             Class A Common Stock

     This prospectus supplement relates to our offering of [ ] shares of Class A common stock and $[ ] in cash in exchange for undertaking certain contractual obligations, more fully described in our prospectus dated [ ], 2000, to:

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                                          License Agreement Number or Area
 Name/Address                             Development Agreement Territory
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  Our principal executive offices are located at 34 Market Place, Baltimore,
Maryland 21202, and our telephone number is (410) 843-2622. Our Internet website will be eSylvan.com. The information on our website, once it is publicly available, will not be incorporated by reference into this prospectus.

You should rely only on the information contained in this document or to which we have referred you when you are considering the information in this prospectus. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The date of this Prospectus Supplement is July [ ], 2000.